Exhibit 99

Contacts:

Media	Investor Relations
Nina Krauss	Reena Vaidya
(704) 627-6035	(704) 627-6200
nina.krauss@honeywell.com	reena.vaidya@honeywell.com

HONEYWELL DELIVERS 9% SALES GROWTH AND
EXPANDS OPERATING MARGIN BY 180 BASIS POINTS

•Earnings Per Share of $1.80, Adjusted Earnings Per Share1 of $2.02, at High End of Guidance
•Organic Sales up 8%; Second Straight Quarter of Sales Growth in All Four Segments
•Operating Margin up 180 Basis Points to 18.6%; Segment Margin up 130 Basis Points to 21.2%
•Deployed $1.5 Billion in Capital to Share Repurchases, Dividends, Capital Expenditures, and Acquisitions
•Orders up High Single Digits, up Double Digits Ex-COVID Mask Demand; Backlog up 7% to $27.5 Billion

CHARLOTTE, N.C., October 22, 2021 -- Honeywell (NASDAQ: HON) today announced outstanding results for the third quarter that met or exceeded the company's guidance.
“The third quarter was another strong one for Honeywell, with sales growth in all four segments, significant margin expansion, and exceptional execution even as we faced tough challenges in the supply chain environment,” said Darius Adamczyk, chairman and chief executive officer of Honeywell. “Organic sales grew 8%, led by 38% growth in Aerospace commercial aftermarket, 21% growth in Safety and Productivity Solutions, and 29% growth in UOP and 14% growth in advanced materials within Performance Materials and Technologies. Our focus on operational and commercial excellence enabled us to expand segment margin by 130 basis points to 21.2%, exceeding the high end of our guidance range by 60 basis points. As a result, we delivered adjusted earnings per share1 of $2.02, up 29% year over year, achieving the high end of our third-quarter guidance range. Our cash performance was strong, and we remain on track to meet our cash flow commitments for the year. We continued to execute on our capital deployment strategy, repurchasing $0.7 billion in shares, announcing our 12th dividend increase in the past 11 years, and completing the acquisition of Performix Inc. to expand our portfolio of automation solutions for the life sciences industry."
Adamczyk continued, “Our disciplined approach to productivity and pricing helped deliver a strong third quarter despite an uncertain global environment marked by supply chain constraints, increasing raw material inflation, and labor market challenges. We continue to focus on mitigating these challenges in the fourth quarter, while capitalizing on near-term growth opportunities across our portfolio."
Honeywell updated its full-year guidance to reflect the persistent effects of the macro-challenged environment as well as the third-quarter results. Full-year sales are now expected to be in the range of $34.2 billion to $34.6 billion with organic sales growth in the range of 4% to 5% due to supply chain constraints. Segment margin is expected to be in the range of 20.9% to 21.1%. Adjusted earnings per share2 is expected to be $8.00 to $8.10. Operating cash flow is still expected to be in the range of $5.9 billion to $6.2 billion and free cash flow is still

- MORE -

Honeywell Q3’21 Results - 2

expected to be in the range of $5.3 billion to $5.6 billion. A summary of the company’s full-year guidance changes can be found in Table 1.

Third-Quarter Performance
Honeywell sales for the third quarter were up 9% on a reported basis and up 8% on an organic basis. The third-quarter financial results can be found in Tables 2 and 3.
Aerospace sales for the third quarter were up 2% on an organic basis driven by an ongoing recovery in commercial aftermarket demand as flight hours continued to increase as well as by strong growth in business and general aviation original equipment, partially offset by lower defense volumes, which were impacted by supply chain constraints. Commercial aftermarket sales were up 38% year over year and air transport aftermarket sales were up double digits sequentially from the second quarter, demonstrating momentum in the aftermarket recovery. Segment margin expanded 390 basis points to 27.1% driven by commercial excellence, favorable sales mix, and productivity net of inflation.
Honeywell Building Technologies sales for the third quarter were up 3% on an organic basis driven by strength across the building products portfolio and continued growth in building solutions services. Orders were up double digits year over year, driven by strong demand for building projects and products. The services backlog was up over 35% driven by strong global bookings, positioning the business for continued growth. Segment margin expanded 190 basis points to 23.5% driven by commercial excellence and productivity, partially offset by inflation.
Performance Materials and Technologies sales for the third quarter were up 9% on an organic basis driven by demand for process solutions services and thermal solutions, petrochemical catalyst shipments and equipment volumes in UOP, and continued double-digit growth in advanced materials driven by strong demand across the portfolio. Robust demand for services, automation projects, gas processing, and advanced materials drove double-digit orders growth year over year for the second consecutive quarter. Segment margin expanded 260 basis points to 22.2% driven by commercial excellence and productivity, partially offset by inflation.
Safety and Productivity Solutions sales for the third quarter were up 21% on an organic basis driven by another quarter of double-digit growth in the warehouse and workflow solutions, productivity solutions and services, and gas analysis businesses, partially offset by lower personal protective equipment volumes. Orders were up double digits year over year driven by over 50% orders growth in warehouse and workflow solutions, productivity solutions and services, and advanced sensing, which should drive continued growth. Segment margin contracted 70 basis points to 13.2% driven by unfavorable business mix and Intelligrated supply chain challenges, partially offset by commercial excellence.

Conference Call Details
Honeywell will discuss its third-quarter results and updated full-year guidance during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. To participate on the conference call, please dial (301) 715-8592 approximately 10 minutes before the 8:30 a.m. EDT start. The meeting ID is 996 7173 6928. The access code is 528460. A live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). A replay of the webcast will be available for 30 days following the presentation.
- MORE -

Honeywell Q3’21 Results - 3

TABLE 1: FULL-YEAR 2021 GUIDANCE5

	Previous Guidance	Current Guidance
Sales	$34.6B - $35.2B	$34.2B - $34.6B
Organic Growth	4% - 6%	4% - 5%
Segment Margin	20.8% - 21.1%	20.9% - 21.1%
Expansion	Up 40 - 70 bps	Up 50 - 70 bps
Adjusted Earnings Per Share[2]	$7.95 - $8.10	$8.00 - $8.10
Adjusted Earnings Growth[3]	12% - 14%	13% - 14%
Operating Cash Flow	$5.9B - $6.2B	$5.9B - $6.2B
Free Cash Flow	$5.3B - $5.6B	$5.3B - $5.6B

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	3Q 2021	3Q 2020	Change
Sales	8,473	7,797	9%
Organic Growth			8%
Segment Margin	21.2%	19.9%	130 bps
Operating Income Margin	18.6%	16.8%	180 bps
Earnings Per Share	$1.80	$1.07	68%
Adjusted Earnings Per Share[1]	$2.02	$1.56	29%
Cash Flow from Operations	1,119	1,007	11%
Operating Cash Flow Conversion	89%	133%	(44%)
Free Cash Flow	911	758	20%
Adjusted Free Cash Flow Conversion[4]	64%	68%	(4%)

- MORE -

Honeywell Q3’21 Results - 4

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	3Q 2021	3Q 2020	Change
Sales	2,732	2,662	3%
Organic Growth			2%
Segment Profit	740	617	20%
Segment Margin	27.1%	23.2%	390 bps
HONEYWELL BUILDING TECHNOLOGIES
Sales	1,370	1,305	5%
Organic Growth			3%
Segment Profit	322	282	14%
Segment Margin	23.5%	21.6%	190 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,510	2,252	11%
Organic Growth			9%
Segment Profit	558	442	26%
Segment Margin	22.2%	19.6%	260 bps
SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,861	1,578	18%
Organic Growth			21%
Segment Profit	245	219	12%
Segment Margin	13.2%	13.9%	-70 bps
1Adjusted EPS and adjusted EPS V% exclude changes in fair value for Garrett Motion Inc. (Garrett) equity securities, an expense related to UOP matters, gain on the sale of the retail footwear business, and 3Q20 non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett.
2Adjusted EPS guidance excludes an expense related to UOP matters, gain on the sale of the retail footwear business, non-cash charges associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021, and any potential future one-time items that we cannot reliably predict or estimate such as pension mark-to-market and changes in fair value for Garrett equity securities.
3Adjusted EPS V% guidance excludes an expense related to UOP matters, gain on the sale of the retail footwear business, non-cash charges associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021, 4Q20 pension mark-to-market, 2Q20 favorable resolution of a foreign tax matter related to the spin-off transactions, non-cash charges associated with the 2020 reduction in value of reimbursement receivables due from Garrett, net of proceeds from the settlement of related hedging transactions, and any potential future one-time items that we cannot reliably predict or estimate such as pension mark-to-market or changes in fair value for Garrett equity securities.
4Adjusted free cash flow conversion is free cash flow (cash flow from operations less capital expenditures plus cash receipts from Garrett) divided by adjusted net income attributable to Honeywell. Adjusted net income attributable to Honeywell excludes 3Q20 non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, changes in fair value for Garrett equity securities, an expense related to UOP matters, and gain on the sale of the retail footwear business.
5As discussed in the notes to the attached reconciliations, we do not provide guidance for margin or EPS on a GAAP basis.

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Honeywell uses our Investor Relations website, www.honeywell.com/investor, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they
- MORE -

Honeywell Q3’21 Results - 5

believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, technological, and COVID-19 public health factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, and other developments, including the potential impact of the COVID-19 pandemic, and business decisions may differ from those envisaged by such forward-looking statements. Any forward-looking plans described herein are not final and may be modified or abandoned at any time. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales; organic sales growth, which we define as sales growth less the impacts from foreign currency translation and acquisitions and divestitures for the first 12 months following the transaction date; free cash flow, which we define as cash flow from operations less capital expenditures plus cash receipts from Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as free cash flow divided by adjusted net income attributable to Honeywell; adjusted net income attributable to Honeywell, which we define as net income attributable to Honeywell which we adjust to exclude changes in fair value for Garrett equity securities, an expense related to UOP matters, gain on the sale of the retail footwear business, and the 3Q20 non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market, changes in fair value for Garrett equity securities, an expense related to UOP matters, gain on the sale of the retail footwear business, the non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transactions, the favorable resolution of a foreign tax matter related to the spin-off transactions, and a non-cash charge associated with a further reduction in value of reimbursement receivables following Garrett’s emergence from bankruptcy on April 30, 2021, if and as noted in the release. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain metrics presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.
- MORE -

Honeywell Q3’21 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Product sales	$6,233	$5,885	$19,281	$17,933
Service sales	2,240	1,912	6,454	5,804
Net sales	8,473	7,797	25,735	23,737
Costs, expenses and other
Cost of products sold(1)	4,463	4,315	13,748	12,852
Cost of services sold(1)	1,283	1,068	3,710	3,341
	5,746	5,383	17,458	16,193
Selling, general and administrative expenses(1)	1,152	1,103	3,595	3,524
Other (income) expense	(215)	62	(1,023)	(546)
Interest and other financial charges	90	101	263	264
	6,773	6,649	20,293	19,435
Income before taxes	1,700	1,148	5,442	4,302
Tax expense (benefit)	427	367	1,274	816
Net income	1,273	781	4,168	3,486
Less: Net income attributable to the noncontrolling interest	16	23	54	66
Net income attributable to Honeywell	$1,257	$758	$4,114	$3,420
Earnings per share of common stock - basic	$1.82	$1.08	$5.93	$4.85
Earnings per share of common stock - assuming dilution	$1.80	$1.07	$5.86	$4.81
Weighted average number of shares outstanding - basic	690.6	702.6	693.6	704.8
Weighted average number of shares outstanding - assuming dilution	698.9	709.6	702.0	711.6

(1)Cost of products and services sold and Selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.
- MORE -

Honeywell Q3’21 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales	2021	2020	2021	2020
Aerospace	$2,732	$2,662	$8,130	$8,566
Honeywell Building Technologies	1,370	1,305	4,135	3,763
Performance Materials and Technologies	2,510	2,252	7,408	6,867
Safety and Productivity Solutions	1,861	1,578	6,062	4,541
Total	$8,473	$7,797	$25,735	$23,737

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Profit	2021	2020	2021	2020
Aerospace	$740	$617	$2,212	$2,082
Honeywell Building Technologies	322	282	942	794
Performance Materials and Technologies	558	442	1,522	1,373
Safety and Productivity Solutions	245	219	840	610
Corporate	(72)	(7)	(155)	(73)
Total segment profit	1,793	1,553	5,361	4,786
Interest and other financial charges	(90)	(101)	(263)	(264)
Stock compensation expense (1)	(56)	(40)	(172)	(118)
Pension ongoing income (2)	261	197	809	593
Other postretirement income (2)	18	13	53	40
Repositioning and other charges (3,4)	(96)	(144)	(338)	(486)
Other (5)	(130)	(330)	(8)	(249)
Income before taxes	$1,700	$1,148	$5,442	$4,302

(1)Amounts included in Selling, general and administrative expenses.
(2)Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income (expense) (non-service cost components).
(3)Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other (income) expense.
(4)Includes repositioning, asbestos, and environmental expenses.
(5)Amounts include the other components of Other (income) expense not included within other categories in this reconciliation. Equity income of affiliated companies is included in segment profit.

- MORE -

Honeywell Q3’21 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$11,087	$14,275
Short-term investments	1,049	945
Accounts receivable - net	7,239	6,827
Inventories	4,967	4,489
Other current assets	1,691	1,639
Total current assets	26,033	28,175
Investments and long-term receivables	1,243	685
Property, plant and equipment - net	5,514	5,570
Goodwill	16,963	16,058
Other intangible assets - net	3,637	3,560
Insurance recoveries for asbestos related liabilities	330	366
Deferred income taxes	760	760
Other assets	9,711	9,412
Total assets	$64,191	$64,586
LIABILITIES
Current liabilities:
Accounts payable	$6,116	$5,750
Commercial paper and other short-term borrowings	3,559	3,597
Current maturities of long-term debt	3,344	2,445
Accrued liabilities	7,188	7,405
Total current liabilities	20,207	19,197
Long-term debt	14,346	16,342
Deferred income taxes	2,372	2,113
Postretirement benefit obligations other than pensions	225	242
Asbestos-related liabilities	1,765	1,920
Other liabilities	7,155	6,975
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,114	17,790
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$64,191	$64,586
- MORE -

Honeywell Q3’21 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$1,273	$781	$4,168	$3,486
Less: Net income attributable to the noncontrolling interest	16	23	54	66
Net income attributable to Honeywell	1,257	758	4,114	3,420
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	171	166	506	480
Amortization	137	89	427	268
Gain on sale of non-strategic businesses and assets	(5)	—	(95)	—
Repositioning and other charges	96	144	338	486
Net payments for repositioning and other charges	(147)	(343)	(505)	(652)
Pension and other postretirement income	(279)	(210)	(862)	(633)
Pension and other postretirement benefit payments	(2)	(14)	(29)	(37)
Stock compensation expense	56	40	172	118
Deferred income taxes	88	(12)	189	(289)
Reimbursement receivables charge	—	350	—	350
Other	171	(84)	(106)	(369)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(292)	(161)	(419)	615
Inventories	(245)	47	(516)	(284)
Other current assets	(226)	140	(324)	246
Accounts payable	(23)	(96)	379	(460)
Accrued liabilities	362	193	106	167
Net cash provided by operating activities	1,119	1,007	3,375	3,426
Cash flows from investing activities:
Expenditures for property, plant and equipment	(208)	(249)	(614)	(615)
Proceeds from disposals of property, plant and equipment	4	10	18	17
Increase in investments	(592)	(700)	(1,989)	(2,371)
Decrease in investments	575	1,045	1,906	2,634
Receipts from Garrett Motion Inc.	—	—	375	—
Receipts (payments) from settlements of derivative contracts	111	(158)	88	(75)
Cash paid for acquisitions, net of cash acquired	(7)	—	(1,334)	—
Proceeds from sales of businesses, net of fees paid	13	—	203	—
Net cash used for investing activities	(104)	(52)	(1,347)	(410)
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	1,282	1,412	3,640	8,577
Payments of commercial paper and other short-term borrowings	(1,282)	(1,418)	(3,637)	(8,512)
Proceeds from issuance of common stock	57	66	171	163
Proceeds from issuance of long-term debt	2,482	3,004	2,509	10,105
Payments of long-term debt	(2,520)	(3,019)	(3,355)	(4,237)
Repurchases of common stock	(650)	(164)	(2,499)	(2,149)
Cash dividends paid	(646)	(636)	(1,950)	(1,921)
Other	(41)	(14)	(74)	(54)
Net cash provided by (used for) financing activities	(1,318)	(769)	(5,195)	1,972
Effect of foreign exchange rate changes on cash and cash equivalents	(37)	72	(21)	(19)
Net increase (decrease) in cash and cash equivalents	(340)	258	(3,188)	4,969
Cash and cash equivalents at beginning of period	11,427	13,778	14,275	9,067
Cash and cash equivalents at end of period	$11,087	$14,036	$11,087	$14,036
- MORE -

Honeywell Q3’21 Results - 10

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended September 30, 2021
Honeywell
Reported sales % change	9%
Less: Foreign currency translation	1%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	8%

Aerospace
Reported sales % change	3%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	1%
Organic sales % change	2%

Honeywell Building Technologies
Reported sales % change	5%
Less: Foreign currency translation	2%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	3%

Performance Materials and Technologies
Reported sales % change	11%
Less: Foreign currency translation	1%
Less: Acquisitions, divestitures and other, net	1%
Organic sales % change	9%

Safety and Productivity Solutions
Reported sales % change	18%
Less: Foreign currency translation	1%
Less: Acquisitions, divestitures and other, net	(4)%
Organic sales % change	21%

We define organic sales percent as the year over year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.
- MORE -

Honeywell Q3’21 Results - 11

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Twelve Months Ended December 31,
	2021	2020	2020
Segment profit	$1,793	$1,553	$6,665
Stock compensation expense (1)	(56)	(40)	(168)
Repositioning, Other (2,3)	(117)	(161)	(641)
Pension and other postretirement service costs (4)	(45)	(41)	(160)
Operating income	$1,575	$1,311	$5,696
Segment profit	$1,793	$1,553	$6,665
÷ Net sales	$8,473	$7,797	$32,637
Segment profit margin %	21.2%	19.9%	20.4%
Operating income	$1,575	$1,311	$5,696
÷ Net sales	$8,473	$7,797	$32,637
Operating income margin %	18.6%	16.8%	17.5%

(1)Included in Selling, general and administrative expenses.
(2)Includes repositioning, asbestos, environmental expenses, and equity income adjustment.
(3)Included in Cost of products and services sold, Selling, general and administrative expenses and Other (income) expense.
(4)Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.
- MORE -

Honeywell Q3’21 Results - 12

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share (Unaudited)

	Three Months Ended September 30,		Twelve Months Ended December 31,
	2021	2020	2020
Earnings per share of common stock - assuming dilution (1)	$1.80	$1.07	$6.72
Pension mark-to-market expense (2)	—	—	0.04
Separation related tax adjustment (3)	—	—	(0.26)
Changes in fair value for Garrett equity securities (4)	—	—	—
Garrett-related adjustments (5)	—	0.49	0.60
Gain on sale of retail footwear business (6)	(0.01)	—	—
Expense related to UOP Matters (7)	0.23	—	—
Adjusted earnings per share of common stock - assuming dilution	$2.02	$1.56	$7.10

(1)    For the three months ended September 30, 2021 and 2020, adjusted earnings per share utilizes weighted average shares of approximately 698.9 million and 709.6 million. For the twelve months ended December 31, 2020, adjusted earnings per share utilizes weighted average shares of 711.2 million.
(2)    Pension mark-to-market expense uses a blended tax rate of 25% for 2020.
(3)    For the twelve months ended December 31, 2020, separation related tax adjustment of $186 million, net of tax, includes the favorable resolution of a foreign tax matter related to the spin-off transactions.
(4)    For the three months ended September 30, 2021, the adjustment was $2 million net of tax due to changes in fair value for Garrett equity securities.
(5)    For the three months ended September 30, 2020, the adjustment was $350 million net of tax due to the non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett. For the twelve months ended December 31, 2020, the adjustment was $427 million net of tax due to the non-cash charges associated with the reduction in value of reimbursement receivables due from Garrett, net of proceeds from settlement of related hedging transactions.
(6)    For the three months ended September 30, 2021, the adjustment was $4 million net of tax due to the gain on sale of the retail footwear business.
(7)    For the three months ended September 30, 2021, the adjustment was $160 million with no tax benefit due to an expense related to UOP matters.

We continue to cooperate with investigations by the U.S. Department of Justice (DOJ), the Securities and Exchange Commission (SEC) and the Brazilian authorities relating to our use of third parties who previously worked for our UOP business in Brazil in relation to Petróleo Brasileiro S.A. (Petrobras) in connection with a project awarded in 2010. The investigations focus on compliance with the U.S. Foreign Corrupt Practices Act and similar Brazilian laws (the UOP Matters), and involve, among other things, document production and interviews with former and current management and employees. The DOJ and the SEC are also examining a matter involving a foreign subsidiary’s prior contract with Unaoil S.A.M. in Algeria executed in 2011. We continue to be engaged in discussions with the authorities with respect to a potential comprehensive resolution of these matters.

As the discussions are both ongoing and at different stages with regards to each respective authority, there can be no assurance as to whether we will reach a resolution with such authorities or as to the potential timing, terms, or collateral consequences of any such resolution. As a result, we cannot predict the ultimate outcome of these UOP Matters or the potential impact on the Company. Based on available information to date, we estimate that a potential comprehensive resolution of these UOP Matters would result in a probable loss of at least $160 million, and we have recorded a charge in this amount in our Consolidated Statement of Operations, and have accrued a corresponding liability on the Consolidated Balance Sheet.
- MORE -

Honeywell Q3’21 Results - 13

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Reconciliation of Net Income Attributable to Honeywell to Adjusted Net Income Attributable to Honeywell, and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020
Cash provided by operating activities	$1,119	$1,007
Expenditures for property, plant and equipment	(208)	(249)
Garrett cash receipts	—	—
Free cash flow	911	758
Net income attributable to Honeywell	1,257	758
Changes in fair value for Garrett equity securities (1)	2	—
Garrett related adjustment (2)	—	350
Gain on sale of retail footwear business (3)	(4)	—
Expense related to UOP Matters (4)	160	—
Adjusted net income attributable to Honeywell	$1,415	$1,108
Cash provided by operating activities	$1,119	$1,007
÷ Net income (loss) attributable to Honeywell	$1,257	$758
Operating cash flow conversion %	89%	133%
Free cash flow	$911	$758
÷ Adjusted net income attributable to Honeywell	$1,415	$1,108
Adjusted free cash flow conversion %	64%	68%

(1)    The adjustment due to changes in fair value for Garrett equity securities.
(2)    For the three months ended September 30, 2020, the adjustment was $350 million net of tax due to the noncash charge associated with the reduction in value of reimbursement receivables due from Garrett.
(3)    The adjustment due to a after-tax gain on sale of the retail footwear business.
(4)    The adjustment due to an expense related to UOP matters.

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment plus cash receipts from Garrett.

We believe that free cash flow is a non-GAAP metric that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity. For forward looking information, we do not provide cash flow conversion guidance on a GAAP basis as management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense and the changes in fair value for Garrett equity securities. Pension mark-to-market is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change. Changes in fair value of Garrett equity securities cannot be forecasted due to the inherent nature of changing conditions in the overall market.

- MORE -

Honeywell Q3’21 Results - 14

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

Twelve Months Ended December 31, 2021(E) ($B)
Cash provided by operating activities	~$5.9 - $6.2
Expenditures for property, plant and equipment	~(1)
Garrett cash receipts	0.4
Free cash flow	~$5.3 - $5.6

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment plus cash receipts from Garrett.

We believe that free cash flow is a non-GAAP metric that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity. For forward looking information, we do not provide cash flow conversion guidance on a GAAP basis as management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense or changes in fair value of Garrett equity securities. Pension mark-to-market is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change. Changes in fair value of Garrett equity securities cannot be forecasted due to the inherent nature of changing conditions in the overall market.

- MORE -

Honeywell Q3’21 Results - 15

Honeywell International Inc.
Reconciliation of Expected Earnings per Share to Adjusted Earnings per Share (Unaudited)

Twelve Months Ended December 31, 2021(E)

Earnings per share of common stock - assuming dilution (1)	$7.87 - $7.97
Gain on sale of retail footwear business (2)	(0.11)
Garrett-related adjustments (3)	0.01
Expense related to UOP Matters (4)	0.23
Adjusted earnings per share of common stock - assuming dilution	$8.00 - $8.10

(1)     For the twelve months ended December 31, 2021, expected earnings per share utilizes weighted average shares of approximately 701 million.
(2)     For the twelve months ended December 31, 2021, the adjustment was $76 million net of tax due to the gain on sale of the retail footwear business.
(3)    For the twelve months ended December 31, 2021, adjustment was $7 million net of tax due to a non-cash charge associated with a further reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021.
(4)    For the twelve months ended December 31, 2021, adjustment was $160 million with no tax benefit due to an expense related to UOP matters.

We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate any potential future one-time items, such as pension mark-to-market or changes in fair value for Garrett equity securities, without unreasonable effort. Pension mark-to-market expense is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change. Changes in fair value for Garrett equity securities cannot be forecasted due to the inherent nature of changing conditions in the overall market.